UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

Information Required in Proxy Statement
Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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WELLINGS REAL ESTATE INCOME FUND

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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WELLINGS REAL ESTATE INCOME FUND

14805 Forest Road, Suite 203

Forest, Virginia 24551

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be Held on Friday, July 25, 2025

July 8, 2025

To the Stockholders of Wellings Real Estate Income Fund:

I am writing to invite our stockholders to a Special Meeting of Stockholders (“Special Meeting”) of Wellings Real Estate Income Fund, a Delaware statutory trust (“we,” “us,” “our” or the “Company”). The Special Meeting will be held on Friday, July 25, 2025, commencing at 4:00 p.m. (local time) at Wellings Capital Management, LLC (the “Adviser”), located at 14805 Forest Road Suite 203, Forest, VA 24551 and virtually as a live webcast at https://attendee.gotowebinar.com/register/6188202521561887830. The attached proxy card and proxy materials were first shared with shareholders on July 8, 2025.

The Special Meeting is being held for the following purposes:

1. To authorize the Company to withdraw its previous election to be treated as a business development company under Sections 55 through 65 of the Investment Company Act of 1940, as amended.

THE BOARD OF TRUSTEES, INCLUDING THE INDEPENDENT TRUSTEES, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 1.

Upon withdrawal of its previous election to be treated as a business development company, the fund will operate as a private fund under Section 3(c)(5)(C) and will no longer be regulated by the Investment Company Act of 1940. There are no tax consequences to this conversion and the fee structure, investment strategy, and reporting cadence will not change. Additionally, there are no foreseen additions to the Fund’s Risk Factors as defined in the Company’s most recent annual filing and laid out in this proxy filing.

If the stockholders do not approve the proposal, the Fund will continue to operate as a business development company and remain subject to the applicable provisions of the Investment Company Act of 1940.

Our Board of Trustees has fixed the close of business on June 6, 2025 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting. Record holders of shares of our common stock at the close of business on the record date are entitled to notice of and to vote at the Special Meeting. Stockholders are not entitled to any appraisal rights in connection with the proposal.

For further information regarding the matters to be acted upon at the Special Meeting, I urge you to carefully read the accompanying proxy statement.

Whether you own a few or many shares and whether you plan to attend the Special Meeting or not, it is important that your shares be voted at the Special Meeting. You may authorize a proxy to vote your shares by indicating your votes on the proxy card, signing and dating it and returning the proxy card. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the recommendation of our Board of Trustees. Upon the stockholder’s request, copies of the proxy materials will be sent by mail promptly to the stockholder.

You are cordially invited to attend the Special Meeting. Your vote is important.

By Order of the Board of Trustees,

/s/ Benjamin P. Kahle
Benjamin P. Kahle
Chief Operating Officer and Chief Financial Officer

WELLINGS REAL ESTATE INCOME FUND

14805 Forest Road, Suite 203

Forest, Virginia 24551

PROXY STATEMENT

The accompanying proxy card (the “Proxy Card”) provided with this proxy statement (this “Proxy Statement”) is solicited by and on behalf of the Board of Trustees (the “Board”) of Wellings Real Estate Income Fund, a Delaware statutory trust (the “Company”), for use at a Special Meeting of Stockholders (the “Special Meeting”). References in this Proxy Statement to “we,” “us,” “our” or like terms also refer to the Company, and references in this Proxy Statement to “you” refer to the stockholders of the Company. The address of our principal executive offices is 14805 Forest Road, Suite 203, Forest, Virginia 24551.

Important Notice Regarding the Availability of Proxy Materials
for the Special Meeting to Be Held on Friday, July 25, 2025

This Proxy Statement and the Notice of Special Meeting are available at:

www.proxydocs.com/WELLINGS

INFORMATION ABOUT THE MEETING AND VOTING

What is the date of the Special Meeting and where will it be held?

The Special Meeting will be held on Friday, July 25, 2025, commencing at 4:00 p.m. (local time) at Wellings Capital Management, LLC, located at 14805 Forest Road Suite 203, Forest, VA 24551 and virtually as a live webcast at https://attendee.gotowebinar.com/register/6188202521561887830.

What is the purpose of the Special Meeting?

At the Special Meeting, stockholders of the Company will vote upon a proposal to authorize our withdrawal of our prior election (the “BDC Election”) to be governed as a business development company (“BDC”) under Sections 55 through 65 of the Investment Company Act of 1940 (the “1940 Act”).

What will I be voting on at the Special Meeting?

At the Special Meeting, you will be asked to consider and vote upon a proposal to authorize us to withdraw our BDC Election. If our BDC Election is withdrawn, we will no longer be subject to regulation as a BDC under the 1940 Act.

Who can vote at the Special Meeting?

The record date for the determination of holders of shares of common stock entitled to notice of and to vote at the Special Meeting is the close of business on Friday, June 6, 2025. As of the record date, 79,552.25 shares of our common stock were issued and outstanding and entitled to vote at the Special Meeting, and there were no beneficial owners as of the record date.

How many votes do I have?

Each share of common stock entitles the holder to one vote on each matter considered at the Special Meeting. The Proxy Card shows the number of shares of common stock you are entitled to vote.

How may I vote?

You may vote in person at the Special Meeting or by authorizing a proxy to vote your shares. At the stockholder’s request, stockholders may authorize a proxy by mail by completing, signing, dating and returning their Proxy Card in the enclosed envelope. You may also vote your shares at the Special Meeting. If you attend the Special Meeting, you may vote in person, and any proxies that you authorized prior to the Special Meeting will be superseded by the vote that you cast at the Special Meeting.

How will proxies be voted?

Shares represented by valid proxies will be voted at the Special Meeting in accordance with the directions given. If the Proxy Card is signed and returned without any directions given, the shares will be voted “FOR” the proposal to authorize us to withdraw our BDC election.

No other business will be presented at the Special Meeting other than as set forth in the attached Notice of Special Meeting of Stockholders.

Revocation of proxies

You may revoke your proxy at any time before it is voted at the Special Meeting by submitting a written notice of revocation, delivering a later-dated proxy, or voting in person or virtually at the Special Meeting. Attendance at the Special Meeting does not automatically revoke a previously submitted proxy unless you specifically request it.

Effect of Abstentions

Because the proposal requires the affirmative vote of a specified percentage of the Company’s outstanding voting securities, abstentions will have the effect of a vote against the proposal.

How will the Company continue to operate without a BDC election?

If shareholders provide the requisite approval required to withdraw the Company’s BDC election, the Company will continue to operate under an exclusion from the 1940 Act pursuant to Section 3(c)(5)(C) thereunder. Section 3(c)(5)(C) is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exception generally requires that at least 55% of each such subsidiary’s portfolio must be comprised of qualifying assets and at least 80% of each of their portfolios must be comprised of qualifying assets and real estate-related assets under the 1940 Act (and no more than 20% comprised of non-qualifying or non-real estate-related assets).

The Company expects that substantially all of its assets of its subsidiaries will comply with the requirements of Section 3(c)(5)(C), as such requirements have been interpreted by the SEC staff. The Company intends to continue to invest in limited partnership (LP) or limited liability company (LLC) equity securities issued by entities that invest in manufactured housing communities (“MHCs”), self-storage facilities, industrial real estate, recreational vehicle parks, and/or multifamily residences, as well as any other commercial real estate assets throughout the United States, indirectly through the Company’s ownership in entities that own such real estate interests. The Company expects that its asset composition will consist of “qualifying interests” and “real estate-related assets,” as interpreted by the SEC pursuant to Section 3(c)(5)(C).

Will there be any changes to the fees paid to the Company’s Adviser?

No. On April 30, 2025, the Company’s Board of Trustees approved the renewal of the Company’s Investment Advisory Agreement with the Adviser. The terms of that Investment Advisory Agreement were identical to the terms of the Investment Advisory Agreement adopted by the Company’s Board of Trustees on May 2, 2022, at inception of the Company, and as renewed periodically thereafter.

There are no changes to the current fee structure payable to the Adviser, nor changes to any reimbursable Company expenses or additional indemnification obligations.

Will there be able changes to the Company’s investment objectives or strategies?

No. The Company intends to continue to invest in LP or LLC investments issued by entities that invest in MHCs, self-storage facilities, industrial real estate, recreational vehicle parks, and/or multifamily residences, as well as any other commercial real estate assets throughout the United States, indirectly through the Company’s ownership in entities that own such real estate interests.

However, the Company is now able to demand certain rights associated with its investments that will enable it to qualify for an exclusion from the Investment Company Act under Section 3(c)(5)(C) to provide it with the “same economic experience” of a direct owner of real estate held by the entities that hold the Company’s targeted assets.

What are the tax consequences if I choose to approve the withdrawal of the Company’s BDC election?

There will be no change to the Company’s tax election and thus no change to a shareholder’s tax obligations after withdrawal of the Company’s BDC election. Since inception on May 2, 2022, the Company, for tax purposes, has elected to be taxed as a partnership under the Internal Revenue Code of 1986, as amended (the “Code”). That tax election will not change if shareholders approval withdrawal of the Company’s BDC election and withdrawal of registration under the 1934 Act.

How can I change my vote or revoke a proxy?

You may revoke your proxy at any time prior to the voting thereof by (i) submitting a later-dated proxy card ; or (ii) by attending the Special Meeting and voting in person or virtually. No written revocation of your proxy shall be effective, however, unless and until it is received at or prior to the Special Meeting.

What if I return my proxy but do not mark it to show how I am voting?

If your Proxy Card is signed and returned without any direction given, your shares will be voted as recommended by the Board.

What vote is required to approve the proposal?

The proposal to withdraw the Company’s election to be regulated as a business development company under the 1940 Act (the “BDC Election”) requires the affirmative vote of the majority of the outstanding voting securities of the Company as defined under the 1940 Act as the lessor of (i) 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy or (ii) more than 50% of the outstanding voting securities of the Company.

What constitutes a “quorum”?

The presence at the Special Meeting, in person or by proxy, of stockholders entitled to cast one third of all the votes entitled to be cast at the Special Meeting constitutes a quorum.

Will you incur expenses in soliciting proxies?

No. We are soliciting the proxy on behalf of the Board, and we will pay all costs of preparing, assembling and distributing the proxy materials.

What does it mean if I receive more than one Proxy Card?

Some of your shares may be registered differently or held in a different account. You should authorize a proxy to vote the shares in each of your accounts. If you mail the Proxy Cards, please sign, date and return each Proxy Card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should call us at 800-844-2188. Combining accounts reduces excess costs, time, and effort, resulting in cost savings to us that benefit you as a stockholder.

Are there any substantial conflicts of interest?

Each of the Board Members have a financial interest in this vote. They are each limited partners in the Company and will benefit in the exact same manner as all other limited partners in the Fund.

Whom should I call with other questions?

If you have additional questions about this Proxy Statement or the Special Meeting or would like additional copies of this Proxy Statement, please contact: Wellings Real Estate Income Fund, 14805 Forest Road, Suite 203, Forest, Virginia 24551, Telephone: (800) 844-2188.

UNLESS SPECIFIED OTHERWISE, THE PROXIES WILL BE VOTED “FOR” THE PROPOSAL TO APPROVE THE WITHDRAWAL OF THE COMPANY’S PRIOR ELECTION TO BE TREATED AS A BDC UNDER SECTIONS 55 THROUGH 65 OF THE INVESTMENT COMPANY ACT OF 1940.

PROPOSAL NO. 1 —

AUTHORIZATION TO WITHDRAW OUR ELECTION

TO BE REGULATED AS A BUSINESS DEVELOPMENT COMPANY

UNDER THE INVESTMENT COMPANY ACT OF 1940

The Proposal

We are requesting that you authorize us to withdraw our BDC election. As a BDC, we have been subject to the 1940 Act, including certain provisions applicable only to BDCs. Although BDCs generally are provided greater flexibility with respect to management compensation, capital structure, transactions among affiliates and other matters than registered closed-end investment companies, we remain subject to significant regulation of our activities. Accordingly, and after careful consideration of the 1940 Act requirements applicable to BDCs and the cost of 1940 Act compliance, the Board has determined that continuation as a BDC is not in our best interests.

Upon withdrawal of its previous election to be treated as a business development company, the fund will operate as a private fund under Section 3(c)(5)(C) and will no longer be regulated by the 1940 Act. There are no tax consequences to this conversion and the fee structure, investment strategy, and reporting cadence will not change. Additionally, there are no foreseen additions to the Fund’s Risk Factors as defined in the Company’s most recent annual filing and laid out in this proxy filing.

If the stockholders do not approve the proposal, the Fund will continue to operate as a business development company and remain subject to the applicable provisions of the 1940 Act.

Timeline

On April 30, 2025, the Company filed a Form 15 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) withdrawing the registration of its securities under the Exchange Act. As a BDC, the Company is required under Section 54 of the 1940 Act to register its securities under Section 12 of the 1934 Act. Registration under the 1934 Act requires to filing of quarterly reports on Form 10-Q, annual reports on Form 10-K (including audited financial statements), and periodic reports on Form 8-K. The withdrawal of registration under Section 12 of the 1934 Act shall take effect 90 days after filing of the Form 15-12G, on July 29, 2025. After this date, the Company will no longer be required to make any filings under the 1934 Act, including Forms 10-K, 10-Q, and 8-K. As a result of this withdrawal, shareholders in the Company will no longer have the protections and requirements of the 1934 Act and its related filings. Thus, delivery of audited or unaudited financial statements will be entirely at the discretion of management. This action is part of the Company’s plan to convert into a privately offered real estate fund and is contingent upon stockholder approval of the BDC withdrawal. If a majority of our stockholders vote to authorize us to withdraw our BDC election, the withdrawal will become effective upon receipt by the SEC of our application for withdrawal on Form N-54C. As of the date hereof, the Board believes that we meet the requirements for filing the notification to withdraw the BDC election, upon the receipt of the necessary stockholder authorization. We anticipate filing the Form N-54C with the SEC following receipt of the necessary stockholder authorization. After the application for withdrawal of the BDC Election is filed with the SEC, we will no longer be subject to the regulatory provisions of the 1940 Act applicable to BDCs generally, including regulations related to insurance, custody, composition of the Board, affiliated transactions and any compensation arrangements. However, the Company will continue to provide to stockholders a report of operations containing a balance sheet and statement of income and undistributed income prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. Additionally, the Company will provide to stockholders, at least semi-annually, reports containing an unaudited balance sheet and unaudited statement of income.

Company Operations and the Investment Company Act

1940 Act Considerations

If the Company’s shareholders approve withdrawal of the Company’s BDC election, then at that point the Company will not be registered, and does not intend to register itself or any of its subsidiaries, as an investment company under the Investment Company Act.

The Company intends to conduct its operations, directly and through wholly or majority-owned subsidiaries, so that it and each of its subsidiaries is not required, as such requirements have been interpreted by the SEC staff, to be registered as an investment company under the 1940 Act. Under Section 3(a)(1)(A) of the 1940 Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the 1940 Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. “Investment securities” exclude (A) U.S. government securities, (B) securities issued by employees’ securities companies, and (C) securities issued by majority-owned subsidiaries that (i) are not investment companies, and (ii) are not relying on the exception from the definition of investment company under Section 3(c)(1) or 3(c)(7) of the 1940 Act.

With respect to Section 3(a)(1)(A), the Company does not engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, the Company is primarily engaged in the non-investment company businesses of the Company’s subsidiaries. With respect to Section 3(a)(1)(C), the Company expects that most of the entities through which it owns assets will be wholly or majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act and, thus, the Company does not expect that more than 40% of the Company’s assets will be “investment securities”.

If, however, the value of the assets of the Company’s subsidiaries that must rely on Section 3(c)(1) or Section 3(c)(7) is greater than 40% of the value of the Company’s total assets, then it will seek to rely on Section 3(c)(6) of the 1940 Act, which excepts from the definition of investment company any company primarily engaged, directly or through majority-owned subsidiaries, in one or more of the businesses described in paragraphs (3), (4) and (5) of Section 3(c), or in one or more such businesses (from which not less than 25% of such company’s gross income during its last fiscal year was derived) together with an additional business or businesses other than investing, reinvesting, owning, holding or trading in securities. The Company will be “primarily engaged,” through wholly owned and majority-owned subsidiaries, in the business of purchasing or otherwise acquiring mortgages and other interests in real estate, as described in Section 3(c)(5)(C).

Section 3(c)(5)(C) is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exception generally requires that at least 55% of each such subsidiary’s portfolio must be comprised of qualifying assets and at least 80% of each of their portfolios must be comprised of qualifying assets and real estate-related assets under the 1940 Act (and no more than 20% comprised of non-qualifying or non-real estate-related assets). Qualifying assets for this purpose include mortgage loans and other assets, such as whole-pool agency RMBS, certain mezzanine loans and B Notes and other interests in real estate as interpreted by the SEC staff in various no-action letters. As a result of the foregoing restrictions, the Company will be limited in its ability to make certain investments.

The Company expects that substantially all of the assets of its subsidiaries will comply with the requirements of Section 3(c)(5)(C), as such requirements have been interpreted by the SEC staff. Existing SEC no-action positions regarding the requirements of Section 3(c)(5)(C) were issued in accordance with factual situations that may be substantially different from the factual situations the Company may face, and a number of these no-action positions were issued more than 20 years ago. No assurance can be given that the SEC will concur with the Company’s classification of the assets of the Company’s subsidiaries. Future revisions to the 1940 Act or further guidance from the SEC staff may cause the Company to lose its ability to rely on Section 3(c)(5)(C) and/or Section 3(c)(6) or force the Company to re-evaluate its portfolio and its investment strategy. Such changes may prevent the Company from operating its business successfully.

To ensure that the Company is not required, as such requirements have been interpreted by the SEC staff, to register as an investment company, the Company may be unable to dispose of assets that it would otherwise want to sell and may need to sell assets that it would otherwise wish to retain. In addition, the Company may be required to acquire additional income-or loss-generating assets that it might not otherwise acquire or forego opportunities to acquire interests that it would otherwise want to acquire. Although the Company intends to monitor its portfolio periodically and prior to each acquisition and disposition, it may not be able to maintain an exception from the definition of investment company. If the Company is required to register as an investment company but fails to do so, it would be prohibited from engaging in its business, and criminal and civil actions could be brought against it. In addition, its contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of and liquidate the Company.

RISK FACTORS

In addition to general risks and the other information contained in this Proxy Statement, you should carefully consider the following important factors in evaluating the proposal to be voted on at our special meeting.

RISKS ASSOCIATED WITH THE WITHDRAWAL OF THE BDC ELECTION

If we withdraw our BDC Election, our stockholders will lose certain protections under the 1940 Act.

If we withdraw our BDC election and cease to be regulated as a BDC under the 1940 Act, our stockholders will lose certain protections, including the following:

•	we will no longer be subject to the requirement that we maintain a ratio of assets to senior securities of at least 200%;

•	we will no longer be prohibited from protecting any trustee or officer against any liability to us or our stockholders arising from willful malfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of that person’s office;

•	we will no longer be required to provide and maintain a bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement;

•	we will no longer be required to comply with Section 56 of the 1940 Act by ensuring that a majority of the trustees are persons who are not “interested persons,” as that term is defined in Section 2(a)(19) of the 1940 Act, and certain persons that would be prevented from serving on the Board if it were a BDC (such as investment bankers) will be able to serve on the Board;

•	we will no longer be subject to provisions of the 1940 Act regulating transactions between BDCs and certain affiliates and restricting our ability to issue warrants and options;

•	we will no longer be subject to provisions of the 1940 Act prohibiting the issuance of our securities at below net asset value; and

•	we will no longer be subject to the other provisions and protections set forth in Sections 55 through 64 of the 1940 Act and the rules and regulations promulgated under the 1940 Act.

Maintaining an exclusion from registration under the Investment Company Act imposes significant limits on the Company’s operations. A shareholder’s investment return may be reduced if the Company is not able to comply with the relevant exclusions from the Investment Company Act of 1940, and is instead required to register as an investment company under the Investment Company Act of 1940.

Upon shareholder approval of the Company’s BDC election, the Company intends to conduct its operations so that it is not required to register as an investment company under the Investment Company Act of 1940. The Company believes it is not an investment company under Section 3(a)(1)(A) of the Investment Company Act because it does not engage primarily, or hold itself out as being engaged primarily, in the business of investing, reinvesting or trading in securities. In addition, the Company intends to conduct its operations so that it does not come within the definition of an investment company under Section 3(a)(1)(C) of the Investment Company Act because less than 40% of the Company’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis will consist of “investment securities” (the “40% test”). Excluded from the term “investment securities” (as defined in the Investment Company Act) are securities issued by majority-owned subsidiaries that are themselves not investment companies and are not relying on the exclusion from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940. The Company’s interests in wholly-owned or majority-owned subsidiaries that qualify for the exclusion pursuant to Section 3(c)(5)(C), or Rule 3a-7, or another exemption or exclusion under the Investment Company Act other than Section 3(c)(1) or Section 3(c)(7) thereof, do not constitute “investment securities.”

To maintain an exclusion from registration as an investment company, the securities issued to the Company by any wholly-owned or majority-owned subsidiaries that it may form in the future that are excluded from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, together with any other investment securities the Company may own, may not have a value in excess of 40% of the value of its total assets on an unconsolidated basis (exclusive of U.S. government securities and cash items). The Company will monitor its holdings to ensure ongoing compliance with this 40% test, but there can be no assurance that it will be able to maintain an exclusion from registration as an investment company. The 40% test limits the types of businesses in which the Company may engage through its subsidiaries. In addition, the assets the Company and its subsidiaries may originate or acquire are limited by the provisions of the Investment Company Act and the rules and regulations promulgated under the Investment Company Act, which may adversely affect the Company’s business.

The Company intends to hold its assets primarily through direct or indirect wholly-owned or majority-owned subsidiaries, certain of which are excluded from the definition of investment company pursuant to Section 3(c)(5)(C) of the Investment Company Act. To qualify for the exclusion pursuant to Section 3(c)(5)(C) based on positions set forth by the staff of the SEC, each such subsidiary generally is required to hold at least (i) 55% of its assets in “qualifying” real estate assets and (ii) at least 80% of its assets in “qualifying” real estate assets and real estate-related assets. “Qualifying” real estate assets for this purpose include senior loans, certain B-Notes and certain mezzanine loans that satisfy various conditions as set forth in SEC staff no-action letters and other guidance, and other assets that the SEC staff in various no-action letters and other guidance has determined are the functional equivalent of senior loans for the purposes of the Investment Company Act. The Company treat as real estate-related assets B-Notes and mezzanine loans that do not satisfy the conditions set forth in the relevant SEC staff no-action letters and other guidance, and debt and equity securities of companies primarily engaged in real estate businesses. Unless a relevant SEC staff no-action letter or other guidance applies, expect to treat preferred equity interests as real estate-related assets. These no-action positions are based on specific factual situations that may be substantially different from the factual situations the Company and its subsidiaries may face, and a number of these no-action positions were issued more than twenty years ago. There may be no guidance from the SEC staff that applies directly to its factual situations and as a result the Company may have to apply SEC staff guidance that relates to other factual situations by analogy. No assurance can be given that the SEC or its staff will concur with the Company’s classification of its assets. In addition, the SEC or its staff may, in the future, issue further guidance that may require the Company to re-classify its assets for purposes of the Investment Company Act, including for purposes of the Company’s subsidiaries’ compliance with the exclusion provided in Section 3(c)(5)(C) of the Investment Company Act. There is no guarantee that the Company will be able to adjust its assets in the manner required to maintain an exclusion from registration under the Investment Company Act and any adjustment in the Company’s strategy or assets could have a material adverse effect on it.

As a consequence of the Company’s desire to maintain an exclusion from registration under the Investment Company Act on an ongoing basis, the Company and/or its subsidiaries may be restricted from making certain investments or may structure investments in a manner that would be less advantageous to the Company than would be the case in the absence of such requirements. In particular, a change in the value of any of the Company’s assets could negatively affect its ability to maintain an exclusion from registration under the Investment Company Act and cause the need for a restructuring of its investment portfolio. For example, these restrictions may limit its and its subsidiaries’ ability to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of senior loans, debt and equity tranches of securitizations and certain asset-backed securities, non-controlling equity interests in real estate companies or in assets not related to real estate; however, the Company and its subsidiaries may invest in such securities to a certain extent. In addition, seeking to maintain an exclusion from registration under the Investment Company Act may cause it and/or its subsidiaries to acquire or hold additional assets that the Company might not otherwise have acquired or held or dispose of investments that the Company and/or its subsidiaries might not have otherwise disposed of, which could result in higher costs or lower proceeds to the Company than the Company would have paid or received if the Company were not seeking to comply with such requirements. Thus, maintaining an exclusion from registration under the Investment Company Act may hinder its ability to operate solely on the basis of maximizing profits.

The Company will determine whether an entity is a majority-owned subsidiary. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. The Company treat entities in which the Company own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. The Company has not requested that the SEC or its staff approve its treatment of any entity as a majority-owned subsidiary, and neither has done so. If the SEC or its staff were to disagree with its treatment of one or more subsidiary entities as majority-owned subsidiaries, the Company may need to adjust its strategy and its assets in order to continue to pass the 40% test. Any adjustment in its strategy or assets could have a material adverse effect on the Company.

SEC staff no-action positions are based on specific factual situations that may be substantially different from the factual situations the Company and its subsidiaries may face, and a number of the no-action positions relevant to its business were issued more than twenty years ago. There may be no guidance from the SEC staff that applies directly to the Company’s factual situations and as a result the Company may have to apply SEC staff guidance that relates to other factual situations by analogy. No assurance can be given that the SEC or its staff will concur with the Company’s classification of its assets. In addition, the SEC or its staff may, in the future, issue further guidance that may require the Company to re-classify its assets for purposes of the Investment Company Act, including for purposes of the Company’s subsidiaries’ compliance with the exclusion provided in Section 3(c)(5)(C) of, or Rule 3a-7 under, the Investment Company Act. There is no guarantee that the Company will be able to adjust its assets in the manner required to maintain an exclusion from registration under the Investment Company Act and any adjustment in the Company’s strategy or assets could have a material adverse effect on it.

To the extent that the SEC or its staff provide new specific guidance regarding any of the matters bearing upon the definition of investment company and the exemptions or exclusions to that definition, the Company may be required to adjust its strategy accordingly. Any additional guidance from the SEC or its staff could provide additional flexibility to the Company, or it could further inhibit its ability to pursue the strategies the Company has chosen.

There can be no assurance that the Company and its subsidiaries would be able to successfully avoid operating as an unregistered investment company. If it were established that the Company were an unregistered investment company, there would be a risk that it would be subject to monetary penalties and injunctive relief in an action brought by the SEC, that it would be unable to enforce contracts with third parties, that third parties could seek to obtain rescission of transactions undertaken during the period it was established that it were an unregistered investment company.

If the Company were required to register as an investment company under the Investment Company Act, it would become subject to substantial regulation with respect to its capital structure (including its ability to use borrowings or corporate leverage, which would have an adverse impact on its investment returns), management, operations, transactions with affiliated persons (as defined in the Investment Company Act) and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit its ability to make certain investments and require the Company to significantly restructure the Company’s business plan, which could materially adversely affect its ability to pay distributions to its shareholders.

RISKS ASSOCIATED WITH THE WITHDRAWAL OF 1934 ACT REGISTRATION

Since the Company has withdrawn its registration under the 1934 Act, shareholders will no longer have the right to receive quarterly reports on Form 10-Q, annual reports on Form 10-K, and periodic reports on Form 8-K, as well as delivery of annual audited financial statements.

On April 30, 2025, the Company filed Form 15-12G withdrawing the registration of its securities under the 1934 Act. As a BDC, the Company is required under Section 54 of the 1940 Act to register its securities under Section 12 of the 1934 Act. Registration under the 1934 Act requires to filing of quarterly reports on Form 10-Q, annual reports on Form 10-K (including audited financial statements), and periodic reports on Form 8-K.

The withdrawal of registration under Section 12 of the 1934 Act shall take effect 90 days after filing of the Form 15-12G, on July 29, 2025. After this date, the Company will no longer be required to make any filings under the 1934 Act, including Forms 10-K, 10-Q, and 8-K.

As a result of this withdrawal, shareholders in the Company will no longer have the protections and requirements of the 1934 Act and its related filings. Thus, delivery of audited or unaudited financial statements will be entirely at the discretion of management.

Shareholders in the Company should be aware that, assuming the withdrawal of the Company’s BDC election is approved, they will no longer receive these regular reports, nor will the Company be required to comply with the 1934 Act’s requirements concerning the delivery of audited financial statements. While the Company may continue to provide its shareholders with audited financial statements, notwithstanding any legal requirement to do so, no assurance can be given that management will continue to provide these audited financial statements in a timely fashion, or that the audited financial statements will necessarily comply with the requirements of the 1934 Act.

HOUSEHOLDING AND PROXY DELIVERY RULES

Householding of Proxy Materials

The SEC’s rules permit companies and intermediaries to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings and helps reduce the environmental impact of printing and mailing documents. If you are a stockholder and wish to receive a copy of this Proxy Statement by mail now or in the future, please contact Wellings Real Estate Income Fund, 14805 Forest Road, Suite 203, Forest, VA 24551, Telephone: (800) 844-2188.

Availability of Proxy Materials

This Proxy Statement and the accompanying Notice of Special Meeting are available at www.proxydocs.com/WELLINGS. Additional information regarding the Company is available by contacting the Company at the address above.

The Company will furnish, without charge, a copy of the annual report and the most recent semi-annual report succeeding the annual report, if any, to a shareholder upon request, providing the name, address, and toll-free telephone number of the person to whom such request shall be directed (or, if no toll-free telephone number is provided, a self-addressed postage paid card for requesting the annual report). The Company should provide a copy of the annual report and the most recent semi-annual report succeeding the annual report, if any, to the requesting shareholder by first class mail, or other means designed to assure prompt delivery, within three business days of the request.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain ownership information with respect to shares of the Company’s shares of beneficial interest for those persons who directly or indirectly own, control or hold with the power to vote five percent or more of the Company’s shares and all officers and directors, as a group.

Name and address	Shares owned	Percentage
Benjamin P. Kahle *(1)	150.00	0.2%
Paul T. Moore *(1)	276.84	0.4%
Aaron B. Moatz *(1)	500.00	0.6%
Norman J. Cerk *(1)	400.00	0.5%
All beneficial owners as a group	1326.84	1.7%

*	Represents less than 1.0%.

(1)	The address for each of the Fund’s officers and directors is c/o Wellings Capital Management, LLC, 14805 Forest Road, Suite 203, Forest, VA 24551.

Fund Service Providers

The following table sets forth the name and address of designated service providers for Wellings Real Estate Income Fund.

Function	Name	Address
Investment Adviser	Wellings Capital Management, LLC	14805 Forest Road Suite 203, Forest, VA 24551
Fund Administrator	UMB Fund Services	235 W Galena Street, Milwaukee, WI, 53212
Fund Distributor	N/A	N/A

OTHER MATTERS PRESENTED FOR ACTION AT THE SPECIAL MEETING

The Board does not intend to present for consideration at the Special Meeting any matter other than the matter specifically set forth in the Notice of Special Meeting of Stockholders. No other matter may be considered at the Special Meeting other than the matter set forth in the Notice of Special Meeting of Stockholders.

By Order of the Board of Trustees,

/s/ Benjamin P. Kahle
Benjamin P. Kahle
Chief Operating Officer and Chief Financial Officer

Wellings Real Estate Income Fund Special Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSAL 1 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS FOR AGAINST ABSTAIN 1. To authorize the Company to withdraw its previous election to be treated as a business development company under Sections 55 through 65 of the Investment Company Act of 1940, as amended. FOR Check here if you would like to attend the meeting in person. You must register to attend the meeting online and/or participate at www.proxydocs.com/WELLINGS Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Date Signature (if held jointly)

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Wellings Real Estate Income Fund which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation . The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card . Wellings Real Estate Income Fund Special Meeting of Stockholders For Stockholders of record as of June 6, 2025 Friday, July 25, 2025 4:00 PM, EST 14805 Forest Road Suite 203, Forest, VA 24551 and virtually as a live webcast *For viewing proxy materials and to register virtually, please go to: www.proxydocs.com/WELLINGS PROXY TABULATOR PO BOX 8035 CARY, NC 27512 - 9916 P.O. BOX 8035, CARY, NC 27512 - 9903 Internet: www.proxypush.com/WELLINGS • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1 - 866 - 974 - 1270 • Use any touch - tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage - paid envelope provided YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 4:00 PM EST, July 25, 2025. Your vote matters! Have your ballot ready and please use one of the methods below for easy voting : Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions.